UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2012

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54444 (Commission File Number)	27-1739487 (I.R.S. Employer Identification Number)
2515 McKinney Avenue, Suite 900 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
(214) 871-0400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2012, Red Mountain Resources, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Senior Secured Promissory Note (the “Note”), dated as of November 16, 2011, by and among the Company and Hyman Belzberg, William Belzberg and Caddo Management, Inc. The Amendment extends the maturity date of the Note from November 16, 2012 to February 14, 2013. In addition, the Amendment provides that the Company may not prepay the Note at any time between November 16, 2012 and February 14, 2013, unless the Company also pays the Lender on the date of prepayment the amount of any interest that would have accrued on the Note from such date of prepayment to, but not including, February 14, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Amendment No. 1 to Senior Secured Promissory Note, dated November 16, 2012, by and among Red Mountain Resources, Inc., Hyman Belzberg, William Belzberg and Caddo Management, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 16, 2012	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Amendment No. 1 to Senior Secured Promissory Note, dated November 16, 2012, by and among Red Mountain Resources, Inc., Hyman Belzberg, William Belzberg and Caddo Management, Inc.